Exhibit 99.2

Green Tree

Combined Entities

Combined Financial Statements

For the quarter ended September 30, 2022

Green Tree

Contents

Balance Sheets	1

Statements of Income and Members’ Equity	2

Statements of Cash Flows	3

Notes to Financial Statements	4

Green Tree

Balance Sheets

(unaudited)

	September 30,	December 31,
As of	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$316,493	$156,206
Promissory note -current	111,974	172,361
Inventory	1,125,080	800,484
Prepaid expenses and other current assets	10,191	61,573
Total current assets	1,563,738	1,190,624
Non-current assets
Property and equipment, net	1,241,235	1,441,834
Operating lease right-of-use asset	886,124	787,227
Promissory note non-current	—	—
Other non-current assets	104,345	104,345
Total non-current assets	2,231,704	2,333,406
Total Assets	$3,795,442	$3,524,030

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$389,897	$342,580
Current portion of lease obligation	529,084	492,045
Total current liabilities	918,981	834,625
Long-term liabilities
Lease obligation, net of current portion	438,830	408,769
Total liabilites	1,357,811	1,243,394

Commitments and contingencies (see note 4)

Members’ equity	2,437,631	2,280,636
Total liabilities and members’ equity	$3,795,442	$3,524,030

See accompanying notes to the financial statements

Green Tree

Statements of Income and Members’ Equity

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Sales	$2,603,973	$2,627,359	$7,210,561	$7,743,394
Related party sales	-	-	-	142,192
Cost of goods sold	1,999,442	1,847,038	4,475,000	4,957,512
Gross margin	604,531	780,321	2,735,561	2,928,074

SG&A Operating expenses
Labor and benefits	693,349	610,938	1,846,167	1,886,180
Occupancy costs	59,418	66,961	146,726	187,574
Legal and professional services	125,699	8,643	152,572	72,139
Advertising and promotion	21,024	30,619	87,226	87,706
Office supplies and equipment	3,205	18,426	32,685	54,536
Repairs and maintenance	27,450	18,572	55,034	85,016
Depreciation and amortization	74,905	73,457	224,714	219,887
Other operating expense	102,068	49,888	174,609	273,596
Total SG&A operating expenses	1,107,118	877,504	2,719,733	2,866,634
Operating (loss) income	(502,587)	(97,183)	15,828	61,440

Other (income) expense	(4,455)	68	(4,563)	(43)
Total other expense	(4,455)	68	(4,563)	(43)
Net (loss) income	$(498,132)	$(97,251)	$20,391	$61,483

Members’ equity, beginning of the year	$2,915,763	$2,434,507	$2,280,636	$2,877,253
Contributions from members	40,000	25,200	211,135	76,249
Distributions to members	(20,000)	(116,114)	(74,530)	(768,643)
Members’ equity, end of the year	$2,437,631	$2,246,342	$2,437,631	$2,246,342

See accompanying notes to the financial statements

Green Tree

Statements of Cash Flows

(unaudited)

For the nine months ended September 30,	2022	2021
Cash flows from operating activities
Net income	$20,391	$61,483
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	224,714	219,887
Operating lease expense in excess of (less than) lease payments	(31,797)	15,510
Changes in operating assets and liabilities:
Inventories	(324,596)	(6,056)
Prepaid expenses and other current assets	51,382	104,762
Other non-current assets	-	(13,082)
Accounts payable and accrued expenses	47,316	(77,526)
Net cash (used for) provided by operating activities	$(12,590)	$304,978
Cash flows from investing activities
Proceeds from sale of business	$60,387	$150,874
Collection of related party note receivable	—	80,000
Purchase of property and equipment	(24,115)	(82,773)
Net cash provided by investing activities	$36,272	$148,101
Cash flows from financing activities
Contributions from members	$211,135	$76,249
Distributions to members	(74,530)	(768,643)
Net cash provided by (used for) financing activities	$136,605	$(692,394)
Net (decrease) increase in cash and cash equivalents	160,287	(239,315)
Cash and cash equivalents at the beginning of the period	156,206	525,516
Cash and cash equivalents at the end of the period	$316,493	$286,201

Supplemental cash flow Information
For the nine months ended September 30,	2022	2021
Cash paid for amounts included in the measurement of lease liabilities	$392,327	$381,005

See accompanying notes to the financial statements

Green Tree

Notes to Financial Statements

(unaudited)

1.	ORGANIZATION AND NATURE OF BUSINESS

The financial statements presented herein are the combined financial statements of Ancient Alternatives, LLC, Natural Alternatives for Life, LLC, Hillside Enterprises, LLC, Mountainside Industries, LLC, and GT Creations, LCC (altogether “Green Tree” or the “Company”). The Company’s principal businesses include the cultivation and wholesale distribution of cannabis, and the retail sale of both medicinal and recreational cannabis products, including the production and sale of marijuana infused products. The Company’s operations are located in Boulder, Longmont, and Berthoud, Colorado.

The Company’s business is subject to legal risk. Even though the State of Colorado has granted licenses to the Company for cultivation and retail distribution of marijuana products, these activities remain illegal under federal law. This causes difficulty in obtaining traditional banking and financing relationships. If the federal government elects to enforce the laws as currently written or changes the laws with respect to cannabis, it could have an adverse effect on the Company’s operations, including potential prosecution under the laws and liquidation of the Company. The Company is also subject to a variety of state laws, regulations, and local ordinances.

2.	BASIS OF PRESENTATION

Basis of Accounting

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these unaudited combined financial statements should be read in conjunction with the Company’s audited combined financial statements for the years ended December 31, 2021 and 2022.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to state fairly the financial position, results of operations, and cash flows of the Company at the dates and for the periods indicated. Interim results are not necessarily indicative of results for the full fiscal year. The comparative balance sheet as of December 31, 2021 is derived from the audited financial statements for the years ended December 31, 2021 and 2020, but does not include all disclosures required by GAAP.

Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates, and such results could be material.

Significant Accounting Policies

The significant accounting policies are included in Note 2 of the Company’s audited financial statements for the years ended December 31, 2021 and 2020. There were not changes to these accounting policies during the nine months ended September 30, 2022.

Recently Issued Accounting Pronouncements

Certain accounting standards have been issued or proposed by the FASB that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption. These financial statements do not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to the Company’s financial condition, results of operations, cash flows or disclosures.

Green Tree

Notes to Financial Statements

(unaudited)

3.LEASES

The Company has operating leases for cultivation facilities, retail store locations and warehouse space. The company’s warehouse leases are short-term related party leases with no long-term agreements and are therefore not recorded on the accompanying balance sheets. Certain other leases are also related party leases, see Note 7 for additional information on related party leases.

In addition to the monthly base rent payments, the Company’s lease agreements contain non-lease components such as common-area maintenance costs, insurance costs, and real estate taxes. These non-lease components are accounted for separately, and, in accordance with ASC 842, are excluded from the recognition and measurement of the lease obligation.

The Company’s operating lease liabilities and ROU assets are presented separately on the accompanying Balance Sheet. The leases do not have a stated interest rate, and therefore management used a discount rate of 10% to determine the present value of the lease obligation.

Maturity of Lease Obligation as of September 30, 2022
2022 (October to December)	$182,687
2023	569,037
2024	269,329
2025 (through August)	111,885
Total lease payments	1,132,938
Less: Interest	(165,024)
Present value of lease obligation	$967,914

Lease expense is recognized on a straight-line bases over the term of the lease. Lease expense related to the cultivation facilities is included in Costs of Goods Sold and lease expense related to the retail store locations and warehouse space are included in Occupancy costs in the accompanying Statement of Income and Member’s Equity. The total lease cost, including short-term leases, was approximately $181,000 and $133,000 for the three months ended September 30, 2022 and 2021, respectively. The total lease cost, including short-term leases, was approximately $512,000 and $394,000 for the nine months ended September 30, 2022 and 2021, respectively.

In July 2022, the Company executed a long-term lease for an additional grow facility. The lease term for the new lease is July 1, 2022 with monthly payments of $16,891 beginning in September 2022 and continuing through August 2025.

4.COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company followed applicable local and state regulation for the years ended December 31, 2021 and 2020, and through the date of the financial statements, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Green Tree

Notes to Financial Statements

(unaudited)

5.RELATED PARTY TRANSACTIONS

Related Party Leases

As discussed above in Note 4, the Company’s has certain leases with related parties. The related party leases cultivation, retail, and warehouse facilities. The total related party lease payments were approximately $61,000 and $51,000 for the three months ended September 30, 2022 and 2021, respectively, and $168,000 and 159,000 for the nine months ended September 30, 2022 and 2021, respectively. The portion of the Company’s lease obligation and associated ROU asset attributable to the related party leases are as follows:

	September 30,	December 31,
	2022	2021
Related party ROU	$161,911	$261,271
Related party lease obligation	196,631	318,791

Related Party Salaries

The Company compensates its owners for their role in managing the business. The Company paid the owners approximately $310,000 and $350,000 for the three months ended September 30 2022 and 2021, respectively, and $870,000 and $990,000 for the nine months ended September 30, 2022 and 2021, respectively. These costs are included in Labor and benefits in the accompanying Statement of Income and Members’ Equity. The Company also made immaterial payments of professional fees to related parties.

Related Party Sales

During 2021, the Company sold inventory to affiliated entities under common control. These sales are presented separately in the accompanying Statements of Income and Members’ Equity.

6. SIGNIFICANT CONCENTRATIONS

The Company’s operates in a single geographic area. Any events or circumstances that occur withing this geographic area that adversely impact the Company’ operations for a significant period of time, or that affect the demand for its products or costs of operation in this geographic area, could have a material adverse impact on the Company’s results of operations.

7.SUBSEQUENT EVENTS

The Company has evaluated events through February 20, 2023, which is the date the consolidated financial statements were available to be issued. There were no material subsequent events that require recognition or disclosure in these combined financial statements.